SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Check the appropriate box:

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Chad Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHAD THERAPEUTICS, INC.

NOTICE OF ANNUAL SHAREHOLDERS MEETING

To be held September 9, 2003

The Annual Meeting of Shareholders of CHAD Therapeutics, Inc. (the “Company”) will be held at the Hilton Woodland Hills Hotel, 6360 Canoga Avenue, Woodland Hills, CA 91367 on September 9, 2003, at 10:00 a.m., Los Angeles time (the “Meeting”), for the following purposes:

1.	To elect three (3) directors of the Company to the 2005 Class to serve during the ensuing two years or until their successors have been duly elected and qualified. The Board of Directors’ nominees for election are Philip Wolfstein, James M. Brophy, and Kathleen M. Fisher.

2.	To ratify the appointment of KPMG LLP, certified public accountants, as independent auditors; and

3.	To transact such other business as may properly come before the Meeting and any adjournments thereof.

Pursuant to the Bylaws of the Company, the Board of Directors has fixed July 14, 2003, as the record date for the determination of such shareholders entitled to notice of and to vote at the Meeting, and all adjournments thereof, and only shareholders of record at the close of business on that date are entitled to such notice and to vote at the Meeting.

We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Meeting by executing and returning the enclosed proxy. Whether or not you expect to attend the Meeting in person, please date and sign the accompanying proxy and return it promptly in the envelope enclosed for that purpose. If a shareholder receives more than one proxy because he owns shares registered in different names or addresses, each proxy should be completed and returned.

By Order of the Board of Directors

EARL L. YAGER Secretary

Chatsworth, California July 15, 2003

GENERAL INFORMATION
VOTING AND REVOCABILITY OF PROXY
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
REPORT OF THE COMPENSATION COMMITTEE
AUDIT COMMITTEE REPORT
INDEPENDENT AUDITORS
DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
OTHER PROPOSED ACTION
PERSONS MAKING THE SOLICITATION

CHAD THERAPEUTICS, INC.

21622 Plummer Street
Chatsworth, California 91311
(818) 882-0883

ANNUAL MEETING OF SHAREHOLDERS

September 9, 2003

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of CHAD Therapeutics, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held at the Hilton Woodland Hills Hotel, 6360 Canoga Avenue, Woodland Hills, CA 91367, at 10:00 a.m., Los Angeles time, on September 9, 2003, and any adjournments thereof (the “Meeting”).

VOTING AND REVOCABILITY OF PROXY

July 14, 2003, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and all adjournments thereof. As of July 14, 2003, there were 10,075,601 of the Company’s Common Shares entitled to a vote at the Meeting. This Proxy Statement and the accompanying proxy will first be mailed to shareholders on or about July 18, 2003. The Company’s 2003 Annual Report to Shareholders, including financial statements for the fiscal year ended March 31, 2003, has been enclosed for the benefit of shareholders entitled to vote at the Meeting.

Proxies may be revoked at any time before they are voted by filing with the Secretary of the Company a written notice of revocation, or by executing a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the Meeting who expresses a desire to vote his shares in person. Subject to any such revocation, all shares represented by properly executed Proxies will be voted in accordance with the specifications on the enclosed proxy. If no such specification is made, the shares will be voted as follows: (1) for the election of each of the nominees named herein as directors and (2) to ratify the appointment of KPMG LLP, certified public accountants, as the Company’s independent auditors for its fiscal year commencing April 1, 2003. In the event that any nominee becomes unavailable to serve, the proxy holders presently intend to vote for the election of the remaining nominees named herein and permit the new Board of Directors to fill any vacancy that may exist on the Board. However, the proxy holders reserve the right to vote for other persons if any nominee named herein becomes unavailable to serve and the proxy holders deem it to be in the best interests of the Company to vote for such other persons.

Vote Required for Approval

     1.     Election of Directors

     Section 708 of the California Corporations Code provides that a shareholder may vote for one or more directors by cumulative voting provided that the name of the candidates for whom the cumulative votes would be cast have been placed in nomination prior to the voting and that the shareholder has been given notice at the Meeting prior to the voting of the shareholder’s intention to cumulate his votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for the election of directors. Cumulative voting means that each shareholder is entitled to as many votes as equal the number of shares that he owns multiplied by the number of directors to be elected. He may cast all of such votes for a single nominee or he may distribute them among any two or more nominees, as he sees fit. If cumulative voting is not requested, each shareholder will be entitled to one vote per share for each director to be elected.

     The enclosed proxy vests in the proxy holders’ cumulative voting rights. The persons authorized to vote shares represented by executed Proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the Board of Directors’ nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld. In any case, the Proxies may be voted for less than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable. The three (3) nominees who receive the largest number of votes shall be elected.

     2.     Other Matters

     On any other matters which may come before the Meeting, shareholders will be entitled to one vote for each share held of record. Approval of the proposal to ratify the appointment of KPMG, requires the affirmative vote of a majority of the Common Shares represented and voting at the Meeting.

     The presence in person or proxy of the persons entitled to vote a majority of the issued and outstanding Common Shares constitutes a quorum for the transaction of business at the Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth as of June 12, 2003, the ownership of the Common Shares by those persons known by the Company to own beneficially 5% or more of such shares, by each director who owns any such shares and by all officers and directors of the Company as a group:

Name and Address	Amount	Percent Owned

Thomas E. Jones (1)(2)	279,267	2.8%
David L. Cutter (1)(2)	99,554	1.0%
Norman Cooper (1)(2)	95,666	0.9%
John C. Boyd (1)(2)	160,793	1.6%
Philip Wolfstein (1)(2)	158,161	1.86%
James M. Brophy (1)(2)	21,243	0.2%
Earl L. Yager (1)(2)	299,632	3.0%
Kathleen M. Fisher (4)	-0-	-0-
All Officers and Directors as a group (11 people) (2)	1,365,187	13.5%
Kevin Kimberlin (3)	836,560	8.3%

(1)	The address of each director is 21622 Plummer Street, Chatsworth, CA 91311.

(2)	Includes shares subject to options which are currently exercisable or which become exercisable within sixty (60) days: Thomas E. Jones – 107,779 shares, David L. Cutter – 40,554 shares, Norman Cooper – 40,554 shares, John C. Boyd - 40,554 shares, Philip Wolfstein – 46,734 shares, Earl L. Yager – 137,907 shares, all Officers and Directors as a group – 537,732 shares.

(3)	Mr. Kimberlin’s address is c/o Spencer Trask, 535 Madison Avenue, New York, NY 10022.

(4)	Ms. Fisher’s address is c/o SonicWALL Inc., 1143 Borregas Avenue, Sunnyvale, CA 94089.

Section 16 Reports

     Under the Federal securities laws, the Company’s directors, its executive officers and any persons holding more than ten percent of the Company’s common stock are required to report their ownership of the Company’s common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during the most recent fiscal years or prior fiscal years. In making these statements, the Company has relied on the written representations of its directors and executive officers and its ten-percent shareholders and copies of the reports that they have filed with the Securities and Exchange Commission. To the best of the Company’s knowledge, all of the filing requirements were satisfied by the Company’s directors and executive officers and ten-percent shareholders in fiscal 2003.

ELECTION OF DIRECTORS

Nominees

     The Bylaws of the Company, as amended, provide that the Board of Directors shall not be less than five and not more than 13 and shall be fixed from time to time by resolution of the Board of Directors. At its meeting in June 1999, the Board of Directors fixed the number of directors constituting the entire Board as seven.

     The Bylaws divide the Board into two classes, Class I and Class II. Three directors have terms of office that expire at the 2003 Annual Meeting, two of these three directors are standing for reelection for a two-year term as Class I members. These directors are Messrs. Wolfstein, and Brophy. David Cutter, 72, is retiring from the Board after 20 years of service to the Company. Mr. Cutter has served as Chairman of the Board’s Audit Committee for many years.

     The Nominating Committee conducted a search for potential nominees to the Board. In conducting its search, the Nominating Committee took into account a number of factors, including (i) the potential nominee’s business experience and reputation, (ii) the individual’s understanding and experience with medical devices and small cap technology companies and (iii) the potential nominee’s availability to dedicate the time and energy necessary to fulfill their duties as a director. Of particular importance to the Nominating Committee in light of Mr. Cutter’s retirement were the individual’s qualifications to chair the Company’s Audit Committee. Under the Sarbanes Oxley Act of 2002 and related rules implemented by the Securities and Exchange Commission and the American Stock Exchange, the Company will be required to have on its Audit Committee a financial expert who meets the standards set forth in the applicable rules.

     After careful consideration, the Nominating Committee selected Kathleen M. Fisher for nomination to the Board. Ms. Fisher is the Chief Financial Officer and Executive Vice President of SonicWALL Inc., a public company. Ms. Fisher has eight years of experience as the chief financial officer or controller of various public companies and meets the qualification requirements to chair the Company’s Audit Committee. For further information about Ms. Fisher, see her biographical summary below.

     The remaining Class II members will continue to serve until the 2004 Annual Meeting.

     It is the intention of the persons named in the proxy to vote such proxies for the election of the three listed nominees, each of whom has consented to be a nominee and serve as a director if elected. In the event that any nominee becomes unavailable to serve, the proxy holders presently intend to vote for the election of the remaining nominees named herein and permit the new Board of Directors to fill any vacancy that may exist on the Board. However, the proxy holders reserve the right to vote for other persons if any nominee named herein becomes unavailable to serve and the proxy holders deem it to be in the best interests of the Company to vote for such other persons.

     The nominees for election to Class I and the incumbents in Class II have supplied the following information pertaining to their age and principal occupation or employment during the past five (5) years:

Name	Age	Position	Director Since

Nominees to Class I
Philip Wolfstein	52	Director	1994
James M. Brophy	53	Director	2000
Kathleen M. Fisher	48	––	––
Incumbents in Class II
Thomas E. Jones	59	Chief Executive Officer and Director	1997
Norman Cooper	72	Director	1986
John C. Boyd	70	Director	1986
Earl L. Yager	57	President,	1988
		Chief Financial Officer and Director

     Philip Wolfstein has been a director of the Company since October 1994. He has been the Managing Director for Southern California for PM Global Foods LLC since 2001. He was President and a director of Wolfstein International, Inc., an international trading company, from 1976 to 2001. Mr. Wolfstein is the Chairman of the U.S. Meat Export Federation and has been a director and member of the Federation’s Executive Committee since November 1997. In this role he is actively engaged in the promotion of U.S. exports and eliminating trade barriers for the U.S. products.

     James M. Brophy has been a director of the Company since September 2000. He is currently the Senior Vice President of Truman Medical Centers. From 2001 to 2002 he was the President of Missouri Baptist Medical Center. In 2000 he was the Deputy Executive Director of Truman Health System and from 1992 to 1999 he was President of Saint Luke’s Northland and St. Luke’s Hospitals. He has worked in the health care field as a senior executive and administrator since 1974. He is currently a Fellow of the American College of Healthcare Executives and is a past member of the board of directors of HealthNet, Premier Alliance Insurance Company and the Illinois Hospital Association.

     Kathleen M. Fisher is the Executive Vice President and Chief Financial Officer of SonicWALL, Inc., a publicly held internet security system manufacturer. She joined SonicWALL in July of 2003. She served as Executive Vice President and Chief Financial Officer of QAD Inc., a publicly held provider of enterprise resource planning software, from March of 2000 to July of 2003. Prior to joining QAD, Ms. Fisher served as the chief financial officer of Adept Technology in 1999 and 2000, a publicly held automation software and hardware manufacturer, in San Jose, California. From 1997 to 1999 she served as CFO for Borland Software Corporation, a publicly held software company. Prior to that she was employed in several positions in accounting and financial management. Ms. Fisher has served as the Chief Financial Officer of publicly held companies for a total of eight years and the Nominating Committee has determined she has the expertise to serve as Chairperson of the Audit Committee. Ms. Fisher received a Bachelor of Science degree in Business Administration from the University of Redlands and a Master of Business Administration degree from the University of Southern California in Los Angeles.

     Thomas E. Jones was elected Chairman effective January 1, 2003, and has been Chief Executive Officer of the Company since April 1, 1998, and a director since October 1997. From 1996 to 1997 he was an independent consultant to numerous companies in the health care field, including the Company from March 1997. From 1973 to 1996, he was employed by Nellcor Puritan Bennett Corporation and its predecessor, Puritan Bennett, Inc., a major manufacturer of respiratory products where Mr. Jones served in a number of positions leading up to Senior Vice President and General Manager of home care business from 1989 to 1996. Mr. Jones was a director of the Compressed Gas Association for 16 years, including a one-year term as Chairman, and was a director of the International Oxygen Manufacturers Association for eight years. He is currently a member of the Engineering Advisory Board at the University of Kansas.

     Norman Cooper has been a director of the Company since May 1986. Mr. Cooper is the retired Chief Executive Officer and Chairman of the Board of Kallir, Philips, Ross, Inc., a major advertising agency specializing in the health care field. He had been with Kallir, Philips, Ross, Inc. since 1965 and was named Executive Vice President in 1972, Chief Operating Officer in 1981, President in 1985 and Chief Executive Officer in 1990. Mr. Cooper is currently a member of the Advisory Board for Duke Children’s Hospital in Durham, North Carolina.

     John C. Boyd has been a director of the Company since May 1986. Mr. Boyd was General Manager of Dunaway Equipment Co., Inc. from 1991 to 1994, a company specializing in the sale and service of equipment in the logging industry. He was President of Beaty Leasing & Rental, an automobile leasing and rental firm which he founded, from 1982 to 1991. From 1969 to 1982, Mr. Boyd served as Personnel Director and Manager of Marketing Administration for Riker Laboratories, Inc., a major manufacturer and distributor of pharmaceuticals and health care products.

     Earl L. Yager was appointed President effective January 1, 2003, and prior to that was Chief Operating Officer of the Company since September 2000, Executive Vice President since April 1999, Senior Vice President since April 1995, Chief Financial Officer since May 1983, and Secretary and a director since July 1988. Mr. Yager has been a certified public accountant since 1970 and is a member of the American Institute of Certified Public Accountants. He is currently a member of the Board of Directors of Athanor Group, Inc.

Information Concerning Board of Directors and Certain Committees

     The Board of Directors holds regular meetings and held a total of thirteen (13) meetings during the fiscal year ended March 31, 2003. Each director attended every meeting of the Board except Messrs. Brophy, Cutter and Wolfstein, each of whom was unable to attend one meeting. Each director attended every meeting of each committee of which he was a member. In addition, the Board considered and adopted resolutions by unanimous written consent during the fiscal year ended March 31, 2003.

     Four (4) committees have been created by the Board of Directors – an Audit Committee, a Compensation Committee, an Organization Committee, and a Nominating Committee. The members of the Audit Committee are Messrs. Cutter, Cooper and Wolfstein. Mr. Cutter is the Chairman of the Audit Committee. The Audit Committee met one time during the fiscal year ended March 31, 2003 and its Chairman met four times with the Company’s independent auditors. The members of the Compensation Committee are Messrs. Boyd, Brophy and Wolfstein. Mr. Boyd is the Chairman of the Compensation Committee. The Compensation Committee met four times during the fiscal year ended March 31, 2003. The members of the Organization Committee are Messrs. Boyd, Brophy, Cooper, Cutter, Wolfstein, and Jones. Mr. Cooper is the Chairman of the Organization Committee. The Organization Committee met five times and held a number of informal discussions during the fiscal year ended March 31, 2003. The members of the Nominating Committee are Messrs. Boyd, Brophy, Cooper, Cutter, and Wolfstein. Mr. Brophy is Chairman of the Nominating Committee. The Nominating Committee met three times during the fiscal year ended March 31, 2003.

     The functions of the Audit Committee include, among other things, reviewing and making recommendations to the Board of Directors with respect to (1) the engagement or reengagement of an independent accounting firm to audit the Company’s financial statements, (2) the policies and procedures of the Company and management with respect to maintaining the Company’s books and records and furnishing necessary information to the independent auditors, and (3) the adequacy of the Company’s internal accounting controls. The Company has adopted a charter governing the functions of the Audit Committee in accordance with SEC guidelines.

     The functions of the Compensation Committee include making recommendations to the Board of Directors regarding compensation for the principal officers and other key employees of the Company, incentive compensation to employees and other employee compensation and benefits.

     The functions of the Organization Committee include reviewing and making recommendations regarding succession and replacement of key executives and the Company’s code of conduct and other matters regarding corporate structure and organization. The Company has adopted a charter governing the functions of the Organization Committee.

     The functions of the Nominating Committee include the identification, screening and recommendation of candidates for the Company’s Board of Directors, the Composition and function of board committees and the compensation and benefits to be offered to board members. The Company has adopted a charter governing the functions of the Nominating Committee.

     Each non-employee director is entitled to receive his expenses and a fee of $1,000 for each Board meeting attended and $100 for each committee meeting attended unless the committee meeting occurs on the same day as the Board meeting, in which event, each non-employee director receives only the fee for attending a Board meeting. In addition, each non-employee director receives a quarterly retainer in the amount of $2,500. Non-employee diretors receive option grants for 5,000 shares upon their election to the board and receive annual grants for 10,000 shares. Directors who are also employees do not receive separate compensation for services as directors.

EXECUTIVE OFFICERS

     The executive officers of the Company are:

Name	Age	Position
Thomas E. Jones	59	Chairman and Chief Executive Officer
Earl L. Yager	57	President, Chief Financial Officer and Secretary
Oscar J. Sanchez	60	Vice President, Business Development
Alfonso Del Toro	45	Vice President, Manufacturing
Kevin McCulloh	42	Vice President, Engineering
Erika Laskey	37	Vice President, Sales and Marketing

     Oscar J. Sanchez was appointed Vice President of Business Development of the Company in March 2000, Vice President of Engineering and Development from September 1996 to February 2000, Vice President of Manufacturing from April 1993 to August 1996, and Manufacturing Manager from April 1983 to April 1993. Prior to these assignments with the Company, Mr. Sanchez occupied various positions of responsibility in Engineering and Management both inside and outside the U.S., the most recent as Director of Manufacturing for Riker Laboratories in Mexico City. He has been an active member of the Society of Manufacturing Engineers for 20 years where he served two terms as elected Chairman of the Los Angeles Chapter.

     Alfonso Del Toro was appointed Vice President, Manufacturing of the Company in January 1998, and was Manufacturing Manager from January 1997 to December 1997. From 1993 to 1996, he was Manufacturing Manager for VIA Medical Corp. From 1986 to 1993, he was employed by Nellcor, Inc., a major manufacturer of respiratory products where Mr. Del Toro served in several positions leading up to Senior Principal Manufacturing Engineer.

     Kevin McCulloh was appointed Vice President of Engineering of the Company in March 2000. He was Engineering Manager from March 1999 to February 2000, and was Manufacturing Engineer from July 1998 when he joined the Company to March 1999. From 1982 to 1998, Mr. McCulloh was employed by Litton Life Support where he had broad based experience in product design and development leading up to the position of Senior Design Engineer.

     Erika Laskey was appointed Vice President of Sales and Marketing of the Company in April 2002. She was Director of Sales and Marketing from January 2001 to March 2002. From 1992 to 2000 she was employed by Mallinckrodt, Inc. (formerly Nellcor Puritan-Bennett) where she held a number of sales positions leading up to the position of Global Account Business Manager.

     For the biographies of Messrs. Jones and Yager, see “Election of Directors – Nominees.”

SUMMARY COMPENSATION TABLE

				Long-Term
		Annual Compensation		Compensation Awards

				Securities	All Other
Name and		Salary	Bonus(1)	Underlying Options	Compensation(2)
Principal Position	Year	($)	($)	(#)	($)

Thomas E. Jones (3)	2003	227,499	22,181	—	5,500
Chairman and	2002	238,497	—	—	5,250
Chief Executive Officer	2001	204,000	—	50,000	5,250
Earl L. Yager (4)	2003	204,000	19,890	—	5,500
President,	2002	190,500	—	—	4,956
Chief Financial Officer,	2001	168,000	—	50,000	5,250
and Secretary
Oscar J. Sanchez	2003	132,240	8,331	—	5,500
Vice President,	2002	132,240	—	—	5,250
Business Development	2001	132,240	—	20,000	5,250
Alfonso Del Toro	2003	130,200	8,203	—	5,500
Vice President,	2002	126,000	4,253	—	5,250
Manufacturing	2001	120,000	—	20,000	5,250
Kevin McCulloh	2003	130,200	8,203	—	5,500
Vice President,	2002	114,000	3,848	—	5,250
Engineering	2001	108,000	—	20,000	5,250
Erika Laskey	2003	125,700	49,345	15,000	5,500
Vice President,	2002	110,100	45,127	15,000	—
Sales and Marketing	2001	25,404	—	10,000	—

(1)	Annual bonus amounts are earned, accrued and paid during the fiscal years indicated.

(2)	These amounts consist of contributions by the Company in 2003, 2002 and 2001 to the CHAD Therapeutics, Inc. Employee Savings and Retirement Plan.

(3)	Voluntarily agreed to reduce base salary by 18% from April 1, 2000 to December 31, 2000.

(4)	Voluntarily agreed to reduce base salary by 8% from April 1, 2000 to December 21, 2000.

Option Grants for the Year Ended March 31, 2003

		% of Total			Potential Realized Value
		Options			at Assumed Annual Rates
	Options	Granted to	Exercise		of Stock Price Appreciation
	Granted(#)	Employees	Price ($) Per		for Option Term (4)
Name	(1,2)	During 2003	Share(3)	Expiration Date	5%	10%

Erika Laskey	15,000	19%	$2.74	December 2, 2012	26,000	66,000

(1)	These options vest in annual cumulative 20% installments, with the first installment vesting on the first anniversary of the date of the grant.

(2)	Under the terms of the Company’s stock option plan, the Stock Option Committee retains discretion, subject to plan limits, to modify the terms of the outstanding options.

(3)	The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(4)	These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall stock conditions, as well as the optionholder’s continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

Aggregated Option Exercises in Last Fiscal and Option Values at March 31, 2003

Value of Unexercised
			Number of Securities	In-The-Money Options
	Shares		Underlying Unexercised	at March 31, 2003
	Acquired on		Options at March 31, 2003	Exercisable
Name	Exercise(#)	Value Realized($)	Exercisable/Unexercisable	Unexercisable($)

Thomas E. Jones	-0-	-0-	108,000 / 120,000	94,000 / 20,000
Earl L. Yager	-0-	-0-	138,000 / 102,000	72,000 / 12,000
Oscar J. Sanchez	-0-	-0-	20,000 / --	20,000 / -0-
Alfonso Del Toro	-0-	-0-	40,000 / --	43,000 / -0-
Kevin McCulloh	-0-	-0-	33,000 / 8,000	26,000 / 5,000
Erika Laskey	-0-	-0-	7,000 / 33,000	6,000 / 9,000

Compensation Committee Interlocks and Insider Participation

     None of the members of the Compensation Committee are or formerly were officers or employees of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. Furthermore, none of the executive officers of the Company served as a member of the Board of Directors, Compensation Committee or committee performing equivalent functions of any other public company.

Employment Agreement

     Effective April 1, 1998, the Company and Thomas E. Jones entered into an employment agreement, which was amended on January 1, 2003, pursuant to which the Company employs Mr. Jones as Chairman of the Board of Directors and Chief Executive Officer (the “Employment Agreement”). The Employment Agreement provides a base salary of $160,000 per year, which amount is subject to annual review by the Board of Directors. In addition, Mr. Jones is eligible to receive a bonus in an amount to be determined by the Board of Directors. Mr. Jones is entitled to participate in all stock option, severance and benefit plans adopted by the Company.

     The Employment Agreement does not have a specific term. The Employment Agreement may be terminated at any time by the Company, with or without cause, and may be terminated by Mr. Jones upon 90 days’ notice. If Mr. Jones resigns or is terminated for cause (as defined in the Employment Agreement), he is entitled to receive only his base salary and accrued vacation through the effective date of his resignation or termination. If Mr. Jones is terminated without cause after March 31, 2000, he is entitled to receive a severance benefit in accordance with the Company’s Severance and Change of Control Plan (the “Plan”) or, if such Plan is not applicable, a severance benefit equal to 200% of his salary and incentive bonus for the prior fiscal year. A description of the Plan is set forth below.

Severance and Change of Control Plan

     The Company has adopted a Severance and Change of Control Plan pursuant to which six (6) of the Company’s officers, including each of the named executive officers, have entered into Severance and Change of Control Agreements with the Company (the “Severance Agreements”). The Severance Agreements provide that each named executive officer is entitled to a lump sum severance benefit equal to 200% of his aggregate compensation for the prior calendar year (the amounts vary for other officers) if the officer is terminated without cause (as defined in the Severance Agreements) and not offered a comparable position within 60 days or if the executive suffers a change in duties, in either case, within 24 months of a Change of Control or Ownership Change of the Company (as defined in the Severance Agreements). If any payment due a named executive officer pursuant to the Severance Agreements would be deemed an excess parachute payment under Section 280G of the Internal Revenue Code, then the Company may reduce such payment to the extent necessary to avoid all taxes and penalties under Section 280G. Separately, the Company provided for accelerated vesting of all outstanding options upon a Change of Control or Ownership Change of the Company.

     A change in duties is defined in the Severance Agreements to include, among other things, an involuntary reduction in authority, any reduction in annual salary, a reduction of 10% or more in aggregate compensation or re-location to a site more than 50 miles from the executive’s principal place of employment.

     A Change of Control or Ownership Change shall be deemed to have occurred if (i) as a result of a tender offer or sale of stock any person acquires 20% or more of the Company’s Common Stock, (ii) the Company merges into another corporation or, as a result of a merger, shareholders of the Company own less than 70% of the voting stock of the surviving entity, (iii) more than one third of the Company’s directors are replaced during any 12-month period by directors who were not endorsed by a majority of the Board, (iv) the Company is dissolved or sells substantially all of its assets, or (v) any other event occurs which the Board of Directors deems to constitute an Ownership Change.

REPORT OF THE COMPENSATION COMMITTEE

     All members of the Compensation Committee are independent, non-employee directors. The Compensation Committee is responsible for reviewing the Company’s compensation policies and making recommendations to the Board with respect to executive compensation.

     The Company’s compensation policies are designed to:

•	Attract and retain well-qualified executives who are willing to work in a small, growing company;

•	Create a performance-oriented environment which recognizes both annual and long-term results;

•	Strengthen the identification of executive officers with shareholder interests; and

•	Reward long-term commitment to the Company.

     Compensation of the Company’s executive officers is composed primarily of salary, bonuses and stock options.

1.	Salaries – Salaries for executive officers are established with a view toward maintaining the Company’s competitive ability to retain well-qualified executive officers. The Committee reviews executive pay in relation to competitive salaries in the Southern California area. It generally seeks to fix executive salaries at or near the midpoint for positions of comparable responsibility in companies of comparable size. Salaries are reviewed annually by the Compensation Committee which consults with the Chief Executive Officer on the appropriate salary levels for each of the executive officers. Salary levels are generally increased as executives assume new or expanded responsibilities.

2.	Bonuses – The Company has an incentive bonus plan with fixed performance standards. Thirty percent of the target amount is based on the achievement of sales, 40% is based on earnings before income tax, and 30% is based on job performance objectives. Please refer to the Summary Compensation Table for bonuses paid for the year ended March 31, 2003.

3.	Stock Options – Stock Options are intended to strengthen the identification of executive officers with the interests of the Company’s shareholders. Stock options are used by the Compensation Committee as a form of long-term incentive compensation and not as remuneration for the past year’s services. The Compensation Committee grants options and fixes their terms subject to the provisions of the Company’s stock option plan adopted on September 20, 1994. There are no fixed performance criteria that govern the grant of stock options. The Compensation Committee’s standards for determining the number of options granted are subjective. The Compensation Committee confers with the Chief Executive Officer regarding the contribution which each executive officer made to the Company’s performance during previous years and likely future contributions in order to determine if stock options should be granted and, if so, the appropriate amount of options to be granted. The Stock Option Committee generally grants options as a reward for sustained superior performance reflected in the Company’s operating results as well as to reward long-term commitment to the Company. Stock option grants are generally structured to provide executives with an incentive to continue with the Company. In this regard, consideration is given to the number of options held by an officer, their exercise price and vesting dates. All options granted have an option price not less than the fair market value of the stock on the date of the grant, generally vest over period of two to five years and only attain a value if the price of the stock increases.

Basis for Compensation of the CEO

     During the fiscal year ending March 31, 2003, Thomas E. Jones received total annual compensation of $249,680. Mr. Jones’ compensation is determined primarily by the terms of his Employment Agreement with the Company. Pursuant to that Employment Agreement, Mr. Jones had been entitled to a base salary of $250,000 and was eligible to participate in any bonus or equity incentive programs established by the Company. Effective January 1, 2003, Mr. Jones’ base salary was reduced to $160,000 in view of the appointment of Earl Yager as the Company’s President and the Company’s agreement to permit Mr. Jones to spend less of his working time in the Company’s Los Angeles offices. The other terms of his Employment Agreement were not materially modified.

     For the year ended March 31, 2002, Mr. Jones received a bonus of $22,181. This bonus was determined in accordance with the Company’s bonus plan as described above. The Compensation Committee believes that the bonus was appropriate in light of the progress made by the Company during the past year in re-capturing and holding a bigger share of the conserver market and the introduction of the Company’s first pneumatic conserver. In addition, the Compensation Committee took into account what the Committee believes was a significant improvement in the Company’s operating performance in 2003 as compared to 2002, noting that the decline in reported earnings was due to a one time tax refund received in fiscal 2002 and the write off of a license fee in fiscal 2003.

     The Committee did not award any options to Mr. Jones in the year ended March 31, 2003. In this regard, the Committee noted that Mr. Jones currently holds 228,000 options.

Compensation Committee John Boyd (Chairman) Philip Wolfstein James M. Brophy

The broad market index chosen was Media General Composite. The Industry Index chosen was SIC code 3841, Surgical and Medical Instruments & Apparatus. The current composition of the index is as follows:

ADVANCED NEUROMO SYSTEMS	FRESENIUS MED CARE AG	ORTHOLOGIC CORP.
AKSYS LTD	GENETRONICS BIOMEDICAL	ORTHOVITA INC.
AMERICAN HEALLTH SCAN	GISH BIOMEDICAL INC	PARADIGM MEDICAL IND.
ANTARES PHARMA INC	GPN NETWORK INC	POINT THERAPEUTICS INC.
APPLIED IMAGING CORP	GUIDANT CORP	REPRO MED SYSTEM
ARISTOTLE CORP	HAEMONETICS CORP	RESMED INC.
ARROW INTERNATIONAL INC	HEALTHETECH INC	RETRACTABLE TECHNOLOGIES
ATRION CORPORATION	HEARUSA INC	ROBOMATIX TECH
BAXTER INTERNATIONAL INC	HYPERTENSION DIAGNOSITCS	ROCHESTER MEDICAL CORP.
BECTON, DICKINSON & CO	I-FLOW CORP	SEPRAGEN-A
BIOCUREX INC	ICU MDEICAL INC	SONOSITE INC.
BIOJECT MEDICAL TECH	IMPLANT SCIENCES CORP	SPECILIZED HEALTH PRODS.
BIONX INMPLANTS INC	INTEGRATED SURGICAL SYST	STERION INC.
BOSTON SCIENTIFIC CORP	IVAX DIAGNOSTICS INC	STRATEGIC DIAGNOSTICS
BOVIE MEDICAL	KENSEY NASH CORP	STRYKER CORP.
BRITESMILE INC	KYPHON INC	SURGILIGHT INC.
C.R. BARD INC	LIFEPOINT INC	SYBRON DENTAL SPCLTS.
CARESIDE INC,	MED-DESIGN CORP	THERASENSE INC.
CAS MEDICAL SYSTEMS INC	MEDAMICUS INC	THORATEC CORP.
CDMI PRODUCTIONS, INC	MEDISCIENCE TECH	TRANSPIRATOR TECHNLGS
CHIRAL QUEST NC	MEDSOURCE TECHNOLOGIES	UNIVEC
CLOSURE MEDICAL CORP	MEDWAVE INC	UROMED CORP.
CONCEPTUS INC	MERIT MEDICAL SYSTEMS	UROPLASTY
CPC OF AMERICA	MICRO THERAPEUTICS INC	UTAH MEDICAL PRODUCTS
CRYO-CELL INTERNAT INC	MICROHELIX INC	VASCULAR SOLUTIONS INC.
DIASYS CORP	MOLECULAR DIAGNOSTICS	VASOGEN INC.
DIOMED HOLDINGS INC	NMT MEDICAL INC	VENTANA MEDICAL SYSTEMS
ENDOLOGIX INC	ON THE GO HEALTHCARE INC	VITAL SIGNS INC.
EP MEDSYSTEMS INC	OPHTHALMIC IMAGING SYSTEM	VIVUS INC.
EYE DYNAMICS	OPTICAL SENSORS INC	W.R. GRACE & CO.

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

	FISCAL YEAR ENDING

	3/31/1998	3/31/1999	3/31/2000	3/30/2001	3/28/2002	3/31/2003

COMPANY/INDEX/MARKET
Chad Theraputics	100.00	29.51	22.95	13.11	43.93	26.23
Surgical & Medical Instruments	100.00	118.54	108.96	119.73	138.48	106.77
Media General Index	100.00	110.72	137.03	101.94	104.44	79.53

SOURCE: MEDIA GENERAL FINANCIAL SERVICES
P.O. BOX 85333
RICHMOND, VA 23293
PHONE: 1-(800) 446-7922
FAX: 1-(804) 649-6826

AUDIT COMMITTEE REPORT

     On behalf of the Board of Directors, the Audit Committee monitors the Company’s financial reporting processes and internal controls, as well as the Company’s relationship with its independent accountants and the performance of such accountants. All of the members of the Audit committee are independent directors and the Chairman of the Audit Committee has been a Certified Public Accountant. The Board of Directors has adopted a charter for the Audit committee.

     Management has the primary responsibility for preparation of the Company’s financial reports, the Company’s financial reporting systems and its internal controls. The Audit Committee is not intended to supersede in any respect management’s responsibilities in this regard. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed such financial statements with management and with the Company’s independent accountants. The Audit Committee has also discussed with the independent accountants their evaluation of the Company’s financial reporting systems and internal controls, their plan of audit for fiscal 2004, the application of new accounting principles to the Company’s financial statements and other matters required to be communicated to the Committee by the independent accountants pursuant to standards established by the American Institute of Certified Public Accountants.

     The Audit Committee has received from the independent accountants a letter addressing matters which might bear on the independence of the accountants. The Audit Committee has discussed independence issues with the accountants and has reviewed their fees and scope of services rendered to the Company. The Audit Committee has discussed the performance of the independent accountants with the Company’s management.

     In reliance on the foregoing, the Audit Committee has recommended to the Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended March 31, 2003.

David L. Cutter, Chairman Norman Cooper Philip Wolfstein

INDEPENDENT AUDITORS

     The Board of Directors has appointed, subject to ratification by the shareholders, KPMG LLPas independent auditors for the fiscal year commencing April 1, 2003. A representative of KPMG LLPis expected to attend the Meeting to make any statements he may desire and respond to shareholders’ questions.

     KPMG’s fees for our 2003 annual audit and review of interim financial statements were $81,500. KPMG did not render any professional services to the Company during fiscal 2003 with respect to the design and implementation of financial information systems. KPMG’ s fees for all other services rendered to the Company during fiscal 2003 were $12,700. Such services consisted of preparation of the Company’s income tax returns.

THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
FOR 2004 ANNUAL MEETING

     Any proposal, relating to a proper subject, which a shareholder may intend to present for action at the Annual Meeting of Shareholders to be held in September 2004, and which such shareholders may wish to have included in the proxy materials for such, in accordance with the provisions of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, must be received in proper form by the Secretary of the Company at 21622 Plummer Street, Chatsworth, California 91311, not later than March 20, 2004. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

OTHER PROPOSED ACTION

     The Meeting is called for the purposes set forth in the notice thereof accompanying this Proxy Statement. Management is not aware of any matters to come before the Meeting other than those stated in this Proxy Statement. However, inasmuch as matters of which management is not now aware may come before the Meeting or any adjournment thereof, the Proxies confer discretionary authority with respect to acting thereon, and the person named in such Proxies intends to vote, act and consent in accordance with his best judgment with respect thereto.

PERSONS MAKING THE SOLICITATION

     The accompanying proxy is solicited by the Board of Directors of the Company. The Company will pay all expenses of the preparation, printing and mailing to the shareholders of the enclosed proxy, accompanying notice and Proxy Statement.

CHAD THERAPEUTICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Thomas E. Jones and Earl L. Yager, and either of them, as Proxyholders, with the full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse, all the shares of voting capital stock of Chad Therapeutics, Inc. held of record by the undersigned at the close of business on July 14, 2003 (and in the case of item 1 to cumulate and allocate said votes for directors in his discretion), at the Annual Meeting of Shareholders to be held on September 9, 2003, and at any and all adjournment(s) thereof.

     The shares represented by this Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES FOR DIRECTOR AND FOR APPROVAL OF PROPOSAL 2.

     In their discretion the proxyholders are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

CHAD THERAPEUTICS, INC.

September 9, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.     Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	O Phlip Wolfstein
☐	WITHHOLD AUTHORITY	O James M. Brophy
	FOR ALL NOMINEES	O Kathleen M. Fisher
☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method	☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment of KPMG LLP as independent Certified Accountants and Auditors.	☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.